UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2009

Max Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2009, the Registrant issued a news release announcing financial results for the three and six months ended June 30, 2009. In addition, on the same date, the Max Capital Group Ltd. Investor Financial Supplement for the quarter ended June 30, 2009 was distributed. Incorrect line item calculations for the fair value of the Registrant’s residential and commercial mortgage backed securities were reported in the Schedule of Supplemental Investment Data appearing in the news release. The same incorrect line item calculations were reported on page 23 of the Financial Supplement. These incorrect line item calculations have been corrected in the attachments furnished herewith.

A copy of the news release and financial supplement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1 and Exhibit 99.2) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission (“SEC”) for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On August 4, 2009, the Registrant issued a news release announcing the declaration by the Board of Directors of a dividend of $0.10 per share. The news release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of Max Capital Group Ltd., dated August 4, 2009, announcing financial results.

99.2	Investor Financial Supplement for the quarter ended June 30, 2009.

99.3	News Release of Max Capital Group Ltd., dated August 4, 2009, announcing dividend declaration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.

August 5, 2009	By:	/s/ Peter A. Minton
	Name:	Peter A. Minton
	Title:	Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	News Release of Max Capital Group Ltd., dated August 4, 2009, announcing financial results.

99.2	Investor Financial Supplement for the quarter ended June 30, 2009.

99.3	News Release of Max Capital Group Ltd., dated August 4, 2009, announcing dividend declaration.